UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2009

APPLIED SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858)-794-8800
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On January 29, 2009, Applied Solar, Inc. (the “Company,” “we” or “us”) issued 5,747,126 shares of our common stock to Europanel AB, one of the holders of our Series B Convertible Notes upon the conversion by such holder of $500,000 in aggregate principle amount of such notes.  The Series B Convertible Notes were converted at a rate of $.087 per share.  In addition, on March 3, 2009, we issued 5,747,126 shares of common stock to Styrbjorn AS, another holder of our Series B Convertible Notes, upon the conversion of $500,000 in aggregate principal amount of such notes.  This second conversion was also effected at a conversion rate of $.087 per share.  The issuance of the shares described above was exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SOLAR, INC.

Date: March 9, 2009		/s/ Dalton W. Sprinkle
	By:	Dalton W. Sprinkle
Senior Vice President of Business Development and General Counsel